UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

HUMAN GENOME SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-022962	22-3178468
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14200 Shady Grove Road, Rockville, Maryland 20850-7464
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth under Item 5.02(b) of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)      On March 22, 2005, Betsy Atkins notified the Company that she will not seek re-election to our Board of Directors at our Annual Stockholder Meeting to be held on May 25, 2005. Ms. Atkins will continue to serve as a Director, and as a member of the Compensation and Nominating and Corporate Governance Committees, until May 25, 2005. A member of our Board of Directors since 2003, Ms. Atkins provided valuable expertise to the Company. We appreciate her hard work and dedication and wish her well.

On September 17, 2003 and May 21, 2004 the Company granted Ms. Atkins stock options to purchase the Company’s common stock. In connection with her anticipated departure, and pursuant to authority granted to it under the Amended and Restated 2000 Stock Incentive Plan, the Compensation Committee of our Board of Directors amended the vesting provisions of these stock options on March 22, 2005. These stock options originally provided for a termination period of three months after Ms. Atkins’ retirement from our Board. The amendments provide that the portion of these stock options that are vested and outstanding at the time of our 2005 Annual Meeting shall remain exercisable until November 25, 2006. Ms. Atkins’ stock options remain otherwise unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.

/s/ James H. Davis
Name: James H. Davis, Ph.D.
Title: Executive Vice President, General Counsel
and Secretary
Date: March 23, 2005